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                                                                       EX. 10.15

                           RECYCLING INDUSTRIES, INC.
                      384 Inverness Drive South, Suite 211
                           Englewood, Colorado  80112
                                 (303) 790-7372
                               (303) 790-4252 fax


                                  May 20, 1996


VIA FEDERAL EXPRESS
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Shareholder Name
Address

Re:  Extension of Offer to Purchase Shares and Lock-Up

Dear Shareholder:

     Recycling Industries, Inc. (the "Company") continues to grow through its aggressive acquisition program, completing the acquisition of Mid-America Shredding located in Ste. Genevieve, Missouri in April 1996. By completing this acquisition, the Company has acquired six metals recycling facilities in less than two years.

     As you may know, the Company is in the process of conducting an underwritten offering of its common stock, the proceeds of which will, in part, be used to pursue the Company's acquisition strategy (the "Security Offering"). In that connection, the Company filed a registration statement with the Securities and Exchange Commission (the "Commission") on May 3, 1996 (Registration No. 33-3574) (the "Registration Statement"). The Registration Statement is being reviewed by the staff of the Commission and has not yet been declared effective. The Company believes the Registration Statement will be declared effective and the Security Offering completed within the next 60 days.

     Pursuant to the December 1995 agreements between the Company and the holders of its outstanding Series G Warrants (the "Agreements"), upon the closing of the Security Offering, the Company will repurchase the Requisite Percentage (as defined in the Agreements) of certain shares of the Company's common stock held by such persons, including you (the "Shares"). Although the staff of the Commission is working closely with the Company in its review of the Registration Statement, the Registration Statement may not be effective and the Security Offering may not close on or before May 31, 1996. Accordingly, the Company may not be able to repurchase the Requisite Percentage of the Shares by May 31, 1996.
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     To enable the Company to meet its repurchase obligation and complete the
Security Offering, the Company is requesting that the holders of its Series G Warrants modify the terms of the Agreements, the Series G Warrants and the Series G Registration Rights as set forth in the enclosed Modification Agreement. The Company believes that these modifications will enable it to quickly complete the Security Offering, purchase your Shares and continue to pursue its acquisition strategy.

     Please review the attached Modification Agreement and, if you agree to the modified terms, date and sign where indicated. To facilitate timely completion of the Security Offering, please fax your executed Modification Agreement to the Company at (303) 790-4252. Return the originally executed Modification Agreement to the Company at your earliest convenience in the enclosed, pre-paid Federal Express envelope. IT IS IMPORTANT THAT THE COMPANY RECEIVE YOUR EXECUTED MODIFICATION AGREEMENT BY FAX AS SOON AS POSSIBLE. If you have any questions, you may direct them to me at (303) 790-7372 or to Ken Levine or Marshall Becker at First Equity Capital Securities, Inc. (212) 922-0004.

                                    Sincerely,



                                    Thomas J. Wiens
                                    Chairman and CEO

Enclosure
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                             MODIFICATION AGREEMENT
                             ----------------------

     The undersigned agrees to the following modifications of the December 1995 Letter Agreement between the undersigned and Recycling Industries, Inc. (the "Company"), the Series G Warrants held by undersigned and the Series G Registration Rights granted to the undersigned by Company (collectively the "Agreements"). All capitalized terms used in this Modification Agreement have the meaning ascribed to them in the Agreements:

     1. The repurchase period for the Requisite Percentage of the Shares is extended from May 31, 1996 to July 31, 1996.

     2. The repurchase price for the Shares remains at $3.40 per share if the repurchase occurs on or before May 31, 1996. If the repurchase of the shares occurs after May 31, 1996 but prior to July 1, 1996, the repurchase price shall be increased to $3.70 per Share. If the Repurchase occurs after June 30, 1996 but prior to August 1, 1996, the repurchase price shall be increased to $4.00 per Share.

     3. The Company shall register the Shares and the shares of Common Stock underlying the Series G Warrants on or before September 30, 1996. If the Company fails to meet this registration deadline, the exercise price of the Series G Warrants shall be decreased by $.50 on October 1, 1996 and by $.50 monthly thereafter until effective. If, at any time after the registration statement is effective it ceases to be effective for a period of 60 days, the exercise price of the Series G Warrants shall drop by an additional $.50 and by $.50 monthly thereafter until the registration statement is again declared effective by the Securities and Exchange Commission. As a result of these adjustments, the exercise price cannot be reduced to less than $1.00 per share.

     4. The lock-up provisions contained in the Agreements shall commence upon execution of this agreement and continue for the twelve-month period commencing on the earlier of (i) the closing of the Security Offering and (ii) June 30, 1996. In addition, the percentage of Shares that may be sold in the sixth month following the closing of the Security Offering or June 30, 1996, as applicable, is increased from 5% to 7.5%. If the registration statement discussed in the preceding paragraph ceases to be effective for a period of 90 consecutive days, all the lock-up provisions contained in the Agreements that are then in effect shall be released on the 90th day.

     5. If the Repurchase is not completed by July 31, 1996: (i) the exercise price of the Series G Warrants shall be reduced to $4.00; (ii) each holder of Series G Warrants shall have the right to require the Company to repurchase up to one-third of its Shares at a price of $4.00 per share upon completion of a public or private offering by the Company of its common stock at any time after July 31, 1996; and (iii) the Company will be required to register the Shares and shares of common stock underlying the Series G Warrants on or before August 31, 1996. If the Company fails to meet this registration deadline, the exercise price of the Series G Warrants

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shall be decreased by $.50 on September 1, 1996 and by $.50 monthly thereafter until the registration statement is declared effective by the Securities and Exchange Commission. All other adjustment provisions contained in the Agreements shall remain the same, except that the adjustment amount shall increase from $.35 to $.50. As a result of these adjustments, the exercise price cannot be reduced to less than $1.00 per share.

     6. This Modification Agreement shall be effective upon acceptance by May 31, 1996 by the holders of all the Series G Warrants. The Company may, but is not required to, elect to lower the required percentage of acceptance and may extend the acceptance period for up to 15 days.

     Except as modified above, all other terms of the Agreements remain the same.

     The undersigned Series G Warrant Holder hereby agrees to the foregoing modifications.


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Signature

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Social Security or Tax Id. Number

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Print or Type Name

Mailing Address:

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Date:
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